Contact:	Corey Horsch
Vice President of Investor Relations
and Treasurer
(405) 225-4800

SONIC REPORTS IMPROVED SALES TREND IN FISCAL THIRD QUARTER
Development Pipeline for New Drive-Ins Continues to Build

OKLAHOMA CITY (June 22, 2017) - Sonic Corp. (NASDAQ: SONC), the nation’s largest chain of drive-in restaurants, today announced results for its third fiscal quarter ended May 31, 2017.

Key highlights of the company’s third quarter of fiscal year 2017 included:

•	Net income per diluted share increased 42% to $0.44 versus $0.31 in the prior-year period; adjusted net income per diluted share remained the same as the prior-year period at $0.43;

•	System same-store sales declined 1.2%, consisting of a 1.1% same-store sales decrease at franchise drive-ins and a 3.2% decrease at company drive-ins;

•	Company drive-in margins increased by 40 basis points;

•	15 new drive-ins opened; and

•	The company repurchased 1.2 million outstanding shares.

"Our third quarter results reflect the expected improvement in underlying sales and store profit versus the first half of the fiscal year, driven by a more balanced promotional calendar, including a reinvigorated SONIC Summer Nights promotion featuring our Real Ice Cream Slush," said Cliff Hudson, Sonic Corp. CEO. “Despite continued sluggish traffic, we are working to improve same-store sales this summer and beyond, with new product news, targeted value and quality customer service.

“Our unit growth, capital structure and technology initiatives are on track,” continued Hudson. “During the quarter, we continued to build our development pipeline with new and existing franchisee groups, we successfully released our redesigned mobile app that is fully integrated with our POPS network and we repurchased 1.2 million shares of our stock, bringing total shares repurchased to 4.9 million fiscal year to date, representing 9.9% of shares outstanding. We have made significant strides in transitioning to a more highly-franchised business model and look forward to driving increased free cash flow over the next several years.”

Same-Store Sales
For the third quarter ended May 31, 2017, system same-store sales decreased 1.2%, which was comprised of a 1.1% same-store sales decline at franchise drive-ins and a decline of 3.2% at company drive-ins.

Financial Overview
For the third fiscal quarter of 2017, the company’s net income totaled $18.8 million or $0.44 per diluted share compared to net income of $15.4 million or $0.31 per diluted share in the same period of the prior year. Excluding the items outlined below, net income decreased 13% and net income per diluted share was flat.

The following analysis of non-GAAP adjustments is intended to supplement the presentation of the company’s financial results in accordance with GAAP.  The company believes that the presentation of this analysis provides useful information to investors and management regarding the underlying business trends and the performance of the company’s ongoing operations and is helpful for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the financial results of the company and predicting future performance.

(In thousands, except per share amounts)
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	Three months ended		Three months ended
	May 31, 2017		May 31, 2016
	Net	Diluted	Net	Diluted	Net Income		Diluted EPS
	Income	EPS	Income	EPS	$ Change	% Change	$ Change	% Change
Reported – GAAP	$18,751	$0.44	$15,353	$0.31	$3,398	22%	$0.13	42%
Net gain on refranchising transactions (1)	(814)	(0.02)	—	—
Tax impact on refranchising transactions (2)	396	0.01	—	—
Loss from early extinguishment of debt	—	—	8,750	0.18
Tax impact on debt extinguishment (3)	—	—	(3,027)	(0.06)
Adjusted - Non-GAAP	$18,333	$0.43	$21,076	$0.43	$(2,743)	(13)%	$—	—%
________________

(1)
During the third quarter of fiscal year 2017, we made adjustments of $0.8 million to the retained minority investment related to the refranchising transactions that occurred in the first six months of the fiscal year. Additionally, we recorded a net loss as a franchisee initiated exercise of an option to purchase real estate related to a first quarter refranchising transaction, which was offset by amortization of the deferred gain recorded for a second quarter refranchising transaction.

(2)	Tax impact during the period at an adjusted effective tax rate of 48.7%.

(3)	Tax impact during the period at an effective tax rate of 34.6%.
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For the first nine months of fiscal year 2017, net income totaled $42.8 million or $0.96 per diluted share compared with net income of $38.6 million or $0.77 per diluted share for the same period in 2016. Excluding the items outlined below, net income and net income per diluted share decreased 15% and 5%, respectively.

(In thousands, except per share amounts)

	Nine months ended		Nine months ended
	May 31, 2017		May 31, 2016
	Net	Diluted	Net	Diluted	Net Income		Diluted EPS
	Income	EPS	Income	EPS	$ Change	% Change	$ Change	% Change
Reported – GAAP	$42,832	$0.96	$38,630	$0.77	$4,202	11%	$0.19	25%
Net gain on refranchising transactions (1)	(6,645)	(0.15)	—	—
Tax impact on refranchising transactions (2)	2,501	0.05	—	—
Gain on sale of investment in refranchised drive-in operations (3)	(3,795)	(0.08)	—	—
Tax impact on sale of investment in refranchised drive-in operations (4)	1,350	0.03	—	—
Loss from early extinguishment of debt	—	—	8,750	0.18
Tax impact on debt extinguishment (5)	—	—	(3,027)	(0.06)
Gain on sale of real estate	—	—	(1,875)	(0.04)
Tax impact on real estate sale (6)	—	—	664	0.01
Retroactive benefit of Work Opportunity Tax Credit and resolution of tax matters	—	—	(585)	(0.01)
Adjusted - Non-GAAP	$36,243	$0.81	$42,557	$0.85	$(6,314)	(15)%	$(0.04)	(5)%
________________

(1)
During the first quarter of fiscal year 2017, we completed two transactions to refranchise the operations of 56 company drive-ins. Of the proceeds, $3.8 million was applied as the initial lease payment for an option to purchase the real estate within 24 months. The franchisee initiated exercise of a portion of the option during the third fiscal quarter, resulting in a loss of $0.4 million. Until the option is fully exercised, the franchisee is making monthly lease payments which totaled $0.6 million for the fiscal year-to-date, net of sub-lease expense. During the second quarter of fiscal year 2017, we completed transactions to refranchise the operations of 54 company drive-ins, one of which resulted in a gain of $7.8 million and another in a loss of $1.4 million. The loss transaction reflects a deferred gain of $0.9 million as a result of a real estate purchase option extended to the franchisee. The deferred gain is being amortized into income through January 2020 when the option becomes exercisable. During the third quarter of fiscal year 2017, we made adjustments of $0.8 million to the retained minority investment related to the refranchising transactions that occurred in the first six months of the fiscal year.

(2)
Combined tax impact at an effective tax rate of 35.6% during the first quarter of fiscal year 2017 and at adjusted effective tax rates of 36.0% and 48.7% during the second and third quarters of fiscal year 2017, respectively.

(3)
Gain on sale of investment in refranchised drive-in operations is related to minority investments in franchise operations retained as part of a refranchising transaction that occurred in fiscal year 2009. Income from minority investments is included in other revenue on the condensed consolidated statements of income.

(4)	Tax impact during the period at an effective tax rate of 35.6%.

(5)	Tax impact during the period at an effective tax rate of 34.6%.

(6)	Tax impact during the period at an adjusted effective tax rate of 35.4%.

Fiscal Year 2017 Outlook
While the macroeconomic environment may impact results, the company continues to expect adjusted earnings per share for fiscal year 2017 to decline 2% to 5% year over year. The outlook for fiscal 2017 anticipates the following elements:

•	An approximate 2.5% same-store sales decline for the system;

•	Royalty revenue growth from new unit development;

•	65 to 75 new franchise drive-in openings;

•	Drive-in-level margins of 15.3%, depending upon the degree of same-store sales growth at company drive-ins;

•	Selling, general and administrative expenses of approximately $81 million;

•	Depreciation and amortization expense of $39.0 million to $39.5 million reflecting the divestiture of company drive-ins and the shorter depreciable life of technology investments;

•	Net interest expense of approximately $27.5 million to $28.0 million;

•	Capital expenditures of $46 million to $48 million; excluding spending on build-to-suit drive-in development, capital outlays would be $40 million to $42 million;

•	Free cash flow(1) of approximately $55 to $60 million;

•	An income tax rate between 34.0% to 34.5%;

•	The planned use of the remaining $45 million share repurchase authorization across the fiscal year, inclusive of refranchising proceeds; and

•	An expected quarterly cash dividend of $0.14 per share.

Earnings Conference Call
The company will host a conference call to review financial results at 5:00 PM ET this evening.  The conference call can be accessed live over the phone by dialing (877) 681-3375 or (719) 457-2601 for international callers.  A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 9328359.  The replay will be available until Thursday, June 29, 2017.  An online replay of the conference call will be available approximately two hours after the conclusion of the live broadcast. A link to this event may be found on the company's investor relations website at http://ir.sonicdrivein.com/.

About Sonic
SONIC, America's Drive-In is the nation's largest drive-in restaurant chain serving approximately 3 million customers every day. Nearly 94 percent of SONIC's 3,500 drive-in locations are owned and operated by local business men and women. For 64 years, SONIC has delighted guests with signature menu items, 1.3 million drink combinations and friendly service by iconic Carhops. Since the 2009 launch of SONIC's Limeades for Learning philanthropic campaign in partnership with DonorsChoose.org, SONIC has donated $8.4 million to public school teachers nationwide to fund essential learning materials and innovative teaching resources to inspire creativity and learning in today's youth. To learn more about Sonic Corp. (NASDAQ/NM: SONC), please visit sonicdrivein.com and please visit or follow us on Facebook and Twitter. To learn more about SONIC's Limeades for Learning initiative, please visit Limeadesforlearning.com.
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements are detailed in the company’s annual and quarterly report filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

(1) Free cash flow is defined as net income plus depreciation, amortization and stock compensation expenses, less capital expenditures expenditures and spending on build-to-suit drive-in development.

The tables that follow provide information regarding the number of company drive-ins, franchise drive-ins and system drive-ins in operation as of the end of the periods indicated.  In addition, these tables provide information regarding franchise sales, system growth in sales, and both franchise and system average drive-in sales and change in same-store sales.  System information includes both company and franchise drive-in information, which we believe is useful in analyzing the growth of our brand.  While we do not record franchise drive-in sales as revenues, we believe this information is important in understanding our financial performance since we calculate and record franchise royalties based on a percentage of franchise sales.  This information also is indicative of the financial health of our franchisees.

SONC-F

SONIC CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three months ended May 31,		Nine months ended May 31,
	2017	2016	2017	2016
Revenues:
Company Drive-In sales	$72,062	$115,143	$223,500	$314,339
Franchise Drive-Ins:
Franchise royalties and fees	48,220	46,687	122,687	122,656
Lease revenue	2,418	2,141	5,474	5,132
Other	1,290	1,268	2,038	2,075
Total revenues	123,990	165,239	353,699	444,202

Costs and expenses:
Company Drive-Ins:
Food and packaging	19,380	32,089	61,112	87,248
Payroll and other employee benefits	25,590	39,912	82,688	111,635
Other operating expenses, exclusive of depreciation and amortization included below	13,836	22,442	47,540	65,450
Total cost of Company Drive-In sales	58,806	94,443	191,340	264,333

Selling, general and administrative	20,763	20,617	58,813	62,342
Depreciation and amortization	9,520	11,405	29,531	33,461
Other operating income, net	(540)	(106)	(11,105)	(3,071)
Total costs and expenses	88,549	126,359	268,579	357,065
Income from operations	35,441	38,880	85,120	87,137

Interest expense	7,318	6,776	21,734	19,465
Interest income	(291)	(121)	(1,047)	(326)
Debt extinguishment costs	—	8,750	—	8,750
Net interest expense	7,027	15,405	20,687	27,889

Income before income taxes	28,414	23,475	64,433	59,248
Provision for income taxes	9,663	8,122	21,601	20,618
Net income	$18,751	$15,353	$42,832	$38,630

Basic income per share	$0.44	$0.32	$0.97	$0.79
Diluted income per share	$0.44	$0.31	$0.96	$0.77

Weighted average basic shares	42,402	48,377	43,972	49,192
Weighted average diluted shares	43,093	49,326	44,729	50,213
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SONIC CORP.
Unaudited Supplemental Information

	Three months ended May 31,		Nine months ended May 31,
	2017	2016	2017	2016
Drive-Ins in Operation:
Company:
Total at beginning of period	233	375	345	387
Opened	2	—	3	—
Sold to franchisees	(5)	—	(115)	(9)
Closed (net of re-openings)	—	—	(3)	(3)
Total at end of period	230	375	230	375
Franchise:
Total at beginning of period	3,329	3,153	3,212	3,139
Opened	13	16	36	34
Acquired from the company	5	—	115	9
Closed (net of re-openings)	(6)	(1)	(22)	(14)
Total at end of period	3,341	3,168	3,341	3,168
System-wide:
Total at beginning of period	3,562	3,528	3,557	3,526
Opened	15	16	39	34
Closed (net of re-openings)	(6)	(1)	(25)	(17)
Total at end of period	3,571	3,543	3,571	3,543

	Three months ended May 31,		Nine months ended May 31,
	2017	2016	2017	2016

	($ in thousands)		($ in thousands)
Sales Analysis:
Company Drive-Ins:
Total sales	$72,062	$115,143	$223,500	$314,339
Average drive-in sales	312	307	818	829
Change in same-store sales	(3.2)%	0.9%	(4.7)%	3.6%
Franchised Drive-Ins:
Total sales	$1,145,042	$1,107,725	$2,971,775	$2,963,155
Average drive-in sales	348	352	915	945
Change in same-store sales	(1.1)%	2.1%	(3.2)%	4.5%
System-wide:
Change in total sales	(0.5)%	3.3%	(2.5)%	5.3%
Average drive-in sales	$346	$347	$907	$933
Change in same-store sales	(1.2)%	2.0%	(3.3)%	4.4%
Note:  Change in same-store sales based on restaurants open for a minimum of 15 months.

SONIC CORP.
Unaudited Supplemental Information

	Three months ended May 31,		Nine months ended May 31,
	2017	2016	2017	2016

	(In thousands)		(In thousands)
Revenues:
Company Drive-In sales	$72,062	$115,143	$223,500	$314,339
Franchise Drive-Ins:
Franchise royalties	47,890	46,296	121,910	121,565
Franchise fees	330	391	777	1,091
Lease revenue	2,418	2,141	5,474	5,132
Other	1,290	1,268	2,038	2,075
Total revenues	$123,990	$165,239	$353,699	$444,202

	Three months ended May 31,		Nine months ended May 31,
	2017	2016	2017	2016
Margin Analysis (percentage of Company Drive-In sales):
Company Drive-Ins:
Food and packaging	26.9%	27.9%	27.3%	27.8%
Payroll and employee benefits	35.5	34.7	37.0	35.5
Other operating expenses	19.2	19.4	21.3	20.8
Cost of Company Drive-In sales	81.6%	82.0%	85.6%	84.1%

	May 31,	August 31,
	2017	2016

	(In thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$52,050	$72,092
Current assets	117,956	137,657
Property, equipment and capital leases, net	327,527	392,380
Total assets	$563,834	$648,661

Current liabilities, including capital lease obligations and long-term debt due within one year	$57,558	$74,663
Obligations under capital leases due after one year	15,413	17,391
Long-term debt due after one year, net of debt issuance costs	601,631	566,187
Total liabilities	736,932	724,304
Stockholders' deficit	$(173,098)	$(75,643)